EXHIBIT A


                     FUNDS                                EFFECTIVE DATE
---------------------------------------------           ------------------
        First Trust Dow Jones MicroCap                  September 24, 2005
               Index(SM) Fund

First Trust Value Line(R) Arithmetic Index
                     Fund

     First Trust Morningstar(R) Dividend                 March 15, 2006
         Leaders(SM) Index Fund

  First Trust NASDAQ-100 Equal Weighted                  April 25, 2006
             Index(SM) Fund

    First Trust NASDAQ-100-Technology                    April 25, 2006
         Sector Index(SM) Fund

  First Trust Ibbotson Core U.S. Equity
          Allocation Index Fund

      First Trust IPOX-100 Index Fund                    April 13, 2006

  First Trust AMEX(R) Biotechnology Index                 June 23, 2006
                  Fund

   First Trust DB Strategic Value Index                   July 11, 2006
                  Fund

  First Trust Dow Jones Internet Index(SM)                June 23, 2006
                  Fund

   First Trust NASDAQ-100 Ex-Technology
        Sector Index(SM) Fund

        First Trust Value Line(R) Equity                October 13, 2006
            Allocation Index Fund

   First Trust Value Line(R) Dividend Index             October 13, 2006
                  Fund